Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2021 relating to the financial statements of Waterdrop Inc., appearing in the Registration Statement No. 333-255298 on Form F-1 of Waterdrop Inc.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

November 30, 2021